UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

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MEDLEY CAPITAL CORPORATION
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Your Vote Is Important Vote “FOR” MCC’s highly qualified director nominees on the WHITE Proxy Card or by P hone : Toll Free 844 - 885 - 0176 May 2019

2 • Date: June 4, 2019 • Time: 12:00 p.m., Eastern Time • Location: Eversheds Sutherland (US) LLP 1114 Avenue of the Americas, 40th floor New York, New York 10036 • V oting deadline : June 3, 2019 at 11:59 p.m. (Eastern Time) or vote by attending the Annual Meeting in person . • How to Vote : Vote on the WHITE Proxy Card or by Phone : Toll Free 844 - 885 - 0176 Annual Meeting Information Your vote is important no matter how many shares you own!

3 • Arthur S. Ainsberg currently serves as an independent director and is a member of the S pecial Co mmittee . Mr. Ainsberg brings a vast understanding of public and financial accounting matters for financial services companies. Arthur Ainsberg has also many years experience in operations as a COO at public companies and partnerships within the financial services industry. Mr. Ainsberg has served on the outside boards of public and private companies as both a member and/or Chair of key committees. • Seth Taube has vast institutional knowledge and understanding about the BDC universe and investment strategy. Seth ‘s skills and experience include mutual fund operations, mutual fund investment management, BDC investment management and regulatory issues, credit management, leveraged finance and financial services. Seth has served on multiple public company boards. The combination of Seth Taube ’s skill sets and industry specific knowledge, including illiquid private investment funds, make him invaluable to the board. Vote For MCC’s Nominees MCC n ominees possess deep institutional knowledge of the BDC space and credit markets . Their expertise is critical for the long term success of MCC and to drive value for shareholders

MCC's Board Nominees are the Right Choice

Arthur Ainsberg and Seth Taube, as well as MCC's Board and Special Committee, unanimously support implementing an open and fair Go-Shop process to maximize shareholder value

- **MCC's Board of seven directors, including four independent directors, has the right mix of relevant skills and experience**
  - The approved binding Settlement Term Sheet with FrontFour was supported by all current MCC board and Special Committee members
  - Includes two newly appointed independent directors: David A. Lorber and Lowell W. Robinson
  - Both new directors serve on the reconstituted Special Committee along with independent incumbent directors Arthur S. Ainsberg and Karin Hirtler-Garvey
  - Newly appointed director Lorber serves as the Chairman of the Special Committee that will oversee a curative sales process ("Go-Shop" provision) pursuant to the Settlement Term Sheet
  - The Special Committee unanimously supports an open and fair Go-Shop process to be led by Mr. Lorber
- **NexPoint/Highland and affiliates ("NexPoint"), a 0.6% shareholder, has proposed nominees that could provide disruption to the pending Go-Shop sales process contemplated by the Settlement Term Sheet**
  - A process that will be led by Mr. Lorber and the new Special Committee and seeks to maximize value for all MCC shareholders
- **We believe NexPoint's designation of its nominees has a built-in conflict-of-interest given NexPoint's proposal to become MCC's external manager**
- **NexPoint's fiduciary track record highlights potentially significant downside risk for MCC shareholders**

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5 • The addition of NexPoint nominees is not warranted at this time - Two investor nominees ( designated by a large , independent and non - interested investor group that holds 3.1% of shares outstanding) were recently appointed to the board in April 2019 - Both newly appointed directors are members of the Special Committee including Mr. Lorber who is serving as Chairman of the Special Committee o versee ing the contemplated go - shop process • The reshaped Board and i ndependent Special Committee is in the midst of revisiting the merger process pursuant to the Settlement Term Sheet - The addition of NexPoint nominees to the board is potentially disruptive to the Special Committee’s focus on achieving the best outcome for all shareholders - The presence of NexPoint nominees could dissuade other potential bidders from taking part in the go - shop process, potentially interfering with maximizing value for all shareholders • NexPoint nominations represent a conflict of interest: - NexPoint , the proponent of the nominees, is pursuing its goal to become the external manager of MCC or of any combined company that includes MCC NexPoint is Highly Conflicted Special Committee, led by Mr. Lorber , unanimously supports pursuit of a open and fair Go - Shop process that is not skewed toward any one manager seeking a transaction with MCC

6 • Court Case: “Redeemer Committee of the Highland Crusader Fund v. Highland Capital Management LP v. House Hanover, LLC and Alvarez & Marsal CRF Management, LLC. Case number 12533 - VCZ” (Chancery Court, State of Delaware, March 2019) - Related Article: “ Highland Says It Lacks Cash to Pay Clients $175 Million Now ” (Bloomberg News, April 16, 2019 ) • Court Case: “ Acis Capital Management, L.P” case number 18 - 30264 - SGJ - 11 (Chapter 11) (US Bankruptcy Court, Northern District of Texas, January 2019) - Related Article: “ Judge rules on ‘astonishingly contentious’ Acis - Highland Capital bankruptcy feud ” (Dallas business Journal, February 11, 2019) • Court Case : “Patrick Daugherty v. Highland Capital Management, LP, Highland Employee Retention Assets LLC, Highland ERA Management LLC, and James Dondero , Case number: 2017 - 0488 - SG” (Chancery Court, State of Delaware, August 2018) - Related Article: “ Highland Capital Used False Pretexts in Ousting of Portfolio Manager, Panel Finds ” ( The Wall Street Journal, December 1, 2017) Regulatory Actions Against NexPoint Affiliates: • Matter of Highland Capital Management L.P. Administrative Proceeding File No 3 - 16169, filed before the Securities and Exchange Commission., Release Number 3939, September 25, 2014 • United States of America v. James D. Dondero . Case number 1:07 - cv - 00931 - ESH, filed in U.S. District Court for the District of Columbia, May 21 - 22, 2007 Other Relevant Articles: • “Highland Capital unit sued for allegedly using fund assets to rescue separate MLP offering” - Pensions & Investments, September 7, 2018 • “Highland Capital Investors Allege Wrongdoing in Long - Closed Hedge Funds” - The Wall Street Journal, December 1, 2017 NexPoint Affiliates Have a Concerning Record There have been numerous regulatory actions, court cases , and press articles regarding NexPoint and its Highland affiliates

7 Board and Corporate Governance

Source: Proxy Statement (May 9 th ,. 2019) 8 Vote For Arthur S. Ainsberg Mr. Ainsberg has extensive experience in the financial services industry and a deep understanding of public and financial accounting matters for financial services companies Professional Experience : Chief Operating Officer Lehman Brothers Inc. (during liquidation) Independent Consultant for Morgan Stanley & Co. Chief Operating Officer Brahman Capital Corp. Chief Operating Officer Bessent Capital Corp Memberships: Chairman of the New York State Board for Public Accountancy Member of the Board of District 10 of the National Association of Securities Dealers Board Experience: Other : AG Mortgage Investment Trust Former: Nomura Securities International, Inc.; Nomura Global Financial Products, Inc.; Nomura Holding America, Inc .; National Financial Partners Corporation Mr . Ainsberg has over 40 years of experience in the financial services industry and a deep understanding of public and accounting matters for financial service companies . Mr . Ainsberg served as a director, Chairman of the Audit Committee and member of the Compliance Committee of Nomura Securities International, Inc . (the U . S . based broker - dealer of The Nomura Group) from 1996 through December 2014 . In September 2012 , Mr . Ainsberg was named to the board of directors of Nomura Global Financial Products, Inc . , and in July 2013 , he was named to the board of directors of Nomura Holding America, Inc . , and served on each board through December 2014 . In May 2013 , Mr . Ainsberg was named to the Board of Directors of AG Mortgage Investment Trust . AG is a NYSE company, structured as a REIT, investing in various types of mortgage investments . From July 2003 through May 2012 , Mr . Ainsberg served as a director for National Financial Partners Corporation, an independent financial services distribution company . From August 2009 through June 2011 , Mr . Ainsberg served as Chief Operating Officer of Lehman Brothers Inc . in liquidation, the largest and most complex bankruptcy in the United States . Prior to this engagement, Mr . Ainsberg served as the Independent Consultant for Morgan Stanley & Co . from December 2003 until July 2009 , under the Global Research Analyst Settlement, and was responsible for selecting and monitoring the providers of independent research for the clients of Morgan Stanley . Previously, Mr . Ainsberg was Chief Operating Officer at two investment partnerships, Brahman Capital Corp . from 1996 to 2000 and Bessent Capital Corp . during 2001 . He also served as Chairman of the New York State Board for Public Accountancy from 1999 to 2000 and was a member of that board from 1993 to 2001 . From 1998 to 2000 , he was also a member of the Board of District 10 of the National Association of Securities Dealers . Mr . Ainsberg is also the author of Shackleton : Leadership Lessons from Antarctica (2008) and the co - author of Breakthrough : Elizabeth Hughes, the Discovery of Insulin, and the Making of a Medical Miracle (2010) .

Source: Proxy Statement (May 9 th ,. 2019) 9 Vote For Seth Taube Mr. Taube has broad and extensive experience in asset and credit management and finance industries Professional Experience : Tiger Management Morgan Stanley & Co. Education: B.A. from Harvard University M.Litt. in Economics from St. Andrew’s University in Great Britain (as a Rotary Foundation Fellow) M.B.A. from the Wharton School at the University of Pennsylvania Board Experience: Current: Sierra Total Return Fund Sierra Income Corp . Medley Management Inc. Mr . Taube has served as Chief Executive Officer and Chairman of the board of directors of Sierra Income Corporation, a non - traded BDC , since its inception on June 2011 , and previously served as its President . Mr . Taube also has served as the Chief Executive Officer and Chairman of the board of directors of Sierra Total Return Fund, a closed - end management investment company that is operated as an interval fund since its inception on August 2016 . Mr . Taube also serves as Chief Executive Officer of SIC Advisors LLC, which serves as the investment adviser to Sierra Income Corporation . Mr . Taube previously worked with Tiger Management and Morgan Stanley & Co . Through his depth of experience in managerial positions in investment management, leveraged finance and financial services, as well as his intimate knowledge of the business and operations of MCC Advisors and the private investment funds managed by Medley, Mr . Taube brings extensive knowledge of private equity and investment banking . Mr . Taube’s previous service on MCC ’s board also provides him with a specific understanding of MCC , its operations, and the business and regulatory issues facing business development companies . Mr . Taube’s position as Managing Partner of MCC Advisors provides the Board with a direct line of communication to and valuable insight of an experienced financial manager with direct knowledge of the operations of MCC and MCC Advisors, respectively . Mr . Taube received a B . A . from Harvard University, an M . Litt . in Economics from St . Andrew’s University in Great Britain, where he was a Rotary Foundation Fellow, and an M . B . A . from the Wharton School at the University of Pennsylvania .

10 • Includes two newly appointed independent directors - Both new directors serve on the reconstituted Special Committee - One new director serves as lead independent director of the Special Committee to oversee the pending go - shop process • The Special Committee supports pursuing a fair Go Shop process that is not skewed to any single transaction MCC’s Board Nominees are the Right Choice MCC’s current board of seven directors has the right mix of relevant skills and experience MCC’s Nominees are the Right Choice

11 Contact Information Corporate Headquarters 280 Park Avenue, 6th Floor East New York, NY 10017 (212) 759 - 0777 Investor Relations SAM ANDERSON Head of Capital Markets & Risk Management (212) 759 - 0777 Media Contact Gasthalter & Co. (212) 257 - 4170 Securities Listing NYSE: MCC (Common Stock) MCX (Senior Notes Due 2021) MCV (Senior Notes Due 2023) TASE: MCC (Common Stock) MCC.B1 (Senior Notes Due 2024) Corporate Counsel EVERSHEDS SUTHERLAND Washington, DC Independent Registered Public Accounting Firm ERNST & YOUNG, LLP New York, NY Transfer Agent AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC (888) 777 - 0324 Alliance Advisors 200 Broadacres Drive, 3rd Floor Bloomfield, NJ 07003 If you have any questions, or need assistance with the voting of your shares, please contact: Toll Free: 844.885.0176 (Monday through Friday between 9 a.m. and 10 p.m. and Saturday between 10 a.m. and 6 p.m. Eastern time)

12 Important Information and Where to Find It In connection with MCC’s 2019 Annual Meeting of Stockholders (the “Annual Meeting”), MCC has filed with the Securities and Exchange Commission (the “SEC”)a proxy statement on Schedule 14 A (the “Proxy Statement”) . The Proxy Statement was first mailed or otherwise delivered to MCC stockholders on or about May 9 , 2019 . In connection with the proposed mergers of Sierra Income Corporation (“Sierra”), MCC and Medley Management, Inc . (“MDLY”), Sierra has filed with the SEC a Registration Statement on Form N - 14 that includes a joint proxy statement of Sierra, MCC, and MDLY and, with respect to Sierra, constitutes a prospectus (collectively, the “Joint Proxy Statement/Prospectus”) . The Joint Proxy Statement/Prospectus, as applicable, was first mailed or otherwise delivered to stockholders of Sierra, MCC, and MDLY on or about December 21 , 2018 . INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT AND THE JOINT PROXY STATEMENT/PROSPECTUS, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT MCC, THE ANNUAL MEETING, AND THE PROPOSALS TO BE CONSIDERED AND VOTED UPON BY STOCKHOLDERS AT THE ANNUAL MEETING . THE JOINT PROXY STATEMENT/PROSPECTUS CONTAINS IMPORTANT INFORMATION ABOUT SIERRA, MCC, AND MDLY, THE PROPOSED MERGERS AND RELATED MATTERS, INCLUDING THE INVESTMENT STRATEGIES, RISKS AND EXPENSES OF MCC, EACH OF WHICH CAN BE IMPACTED BY THE MATTERS BEING VOTED UPON AT THE ANNUAL MEETING . Investors and security holders can obtain the Proxy Statement and the Joint Proxy Statement/Prospectus and other documents filed with the SEC by MCC, free of charge, from the SEC’s website (www . sec . gov) and from MCC’s website (www . medleycapitalcorp . com) . Investors and security holders may also obtain free copies of the Proxy Statement and other documents filed with the SEC from MCC by contacting Sam Anderson, Medley’s Investor Relations contact, at 212 - 759 - 0777 . Participants in the Solicitation The directors, director nominees, or executive officers of MCC and certain employees of Medley LLC may be deemed to be participants in the solicitation of proxies in connection with the Annual Meeting and the proposed mergers . Information regarding the persons who may, under the applicable regulations of the SEC, be considered participants in the solicitation of MCC stockholders in connection with the Annual Meeting and the proposed mergers is set forth in the Proxy Statement and the Joint Proxy Statement/Prospectus, respectively, filed with the SEC . More detailed information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, is set forth in the Proxy Statement, the Joint Proxy Statement/Prospectus, and in other relevant materials that may be to be filed with the SEC . These documents may be obtained free of charge from the sources indicated above . No Offer or Solicitation The information in this communication is for informational purposes only and shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities or the solicitation of any vote or approval in any jurisdiction pursuant to or in connection with the proposed transactions or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law . No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933 , as amended . Important Notices

This presentation contains “forward - looking” statements, including statements regarding the Annual Meeting and the proposed mergers of MCC, Sierra and MDLY . Such forward - looking statements reflect current views with respect to future events and financial performance, and MCC may make related oral forward - looking statements on or following the date hereof . Statements that include the words “should,” “would,” “expect,” “intend,” “plan,” “believe,” “project,” “anticipate,” “seek,” “will,” and similar statements of a future or forward - looking nature identify forward - looking statements in this material or similar oral statements for purposes of the U . S . federal securities laws or otherwise . Actual results may differ materially from those expressed or implied and include, but are not limited to, those discussed in MCC’s filings with the SEC, and : (i) the parties’ ability to successfully consummate the proposed mergers, and the timing thereof ; (ii) the results of the go - shop process that will be conducted by the Special Committee ; (iii) the anticipated proxy contest of NexPoint Advisors, L . P . and the potential impact that any litigation related to the proposed mergers could have on the parties’ ability or willingness to consummate the mergers ; and (iv) the impact of the MCC directors that have been nominated for re - election at the Annual Meeting losing to the competing slate of directors nominated by NexPoint Advisors, L . P . on, among other things, the ability MCC to approve the proposed mergers, or to implement its investment strategy or any other initiative . Additional risks and uncertainties specific to MCC include, but are not limited to : (i) the costs and expenses that MCC has, and may incur, in connection with the proposed mergers (whether or not they are consummated) ; (ii) the fact that each of the parties to the proposed mergers currently has the right to terminate the merger agreements without penalty ; (iii) the impact that any litigation relating to the proposed mergers may have on MCC ; (iv) the ability of portfolio companies to pay interest and principal in the future ; and (v) negative effects of entering into the proposed mergers on the trading volume and market price of the MCC’s common stock . The foregoing review of important factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in the Proxy Statement and in the public filings of MCC, including the “Risk Factors” section of most recent Annual Report on Form 10 - K and most recent Quarterly Report on Form 10 - Q . The forward - looking statements in this presentation represent MCC’s views as of the date of hereof . MCC anticipates that subsequent events and developments will cause their views to change . However, while MCC may elect to update these forward - looking statements at some point in the future, MCC does not have the current intention of doing so except to the extent required by applicable law . You should, therefore, not rely on these forward - looking statements as representing MCC’s views as of any date subsequent to the date of this material . Important Notices 13